EXHIBIT 10.1

FIRST AMENDMENT TO

ARAMARK HOLDINGS CORPORATION

2007 MANAGEMENT STOCK INCENTIVE PLAN

Pursuant to resolutions duly adopted by the Board of Directors (“Board”) of Aramark Holdings Corporation (the “Company”) on January 23, 2008, and in accordance with Article X of the Aramark Holdings Corporation 2007 Management Stock Incentive Plan (the “Plan”), the Plan is amended as follows, effective as of the date hereof:

There shall be a new Section 17.3 which shall read in its entirety as follows:

“17.3 Information Delivery

The Company will provide the following information to all Participants who hold Options until such times as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption from registration of stock options under the Exchange Act as provided in Rule 12h-1(f)(1) of the Exchange Act; provided that the Company’s obligation to provide any such information may be subject to any confidentiality requirements imposed by the Company:

The information described in Rules 701(e)(3), (4), and (5) under the Securities Act every six months, with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants who hold Options or by written notice to the Participants who hold Options of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information.”

Except as hereby expressly amended and modified, the terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by a duly authorized officer of the Company this          day of January, 2008.

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